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                                                                   EX-99.B(g)(2)

                                CUSTODY AGREEMENT

                             Wells Fargo Funds Trust
                                   Appendix A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, Specialized Health Sciences Fund and the Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund is 0.10%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

           Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund*
9.   Diversified Equity Fund*
10.  Diversified Small Cap Fund*
11.  Equity Income Fund*
12.  Equity Index Fund
13.  Equity Value Fund
14.  Government Institutional Money Market Fund
15.  Government Money Market Fund
16.  Growth Balanced Fund*
17.  Growth Equity Fund*
18.  Growth Fund
19.  High Yield Bond Fund
20.  Income Fund
21.  Income Plus Fund
22.  Index Allocation Fund
23.  Index Fund*
24.  Intermediate Government Income Fund
25.  International Equity Fund
26.  Large Cap Appreciation Fund*
27.  Large Cap Value Fund*
28.  Large Company Growth Fund*
29.  Limited Term Government Income Fund
30.  Liquidity Reserve Money Market Fund
31.  Mid Cap Growth Fund
32.  Minnesota Money Market Fund
33.  Minnesota Tax-Free Fund
34.  Moderate Balanced Fund*
35.  Money Market Fund
36.  Money Market Trust
37.  National Limited Term Tax-Free Fund


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38.  National Tax-Free Fund
39.  National Tax-Free Institutional Money Market Fund
40.  National Tax-Free Money Market Fund
41.  National Tax-Free Money Market Trust
42.  Nebraska Tax-Free Fund
43.  OTC Growth Fund
44.  Outlook Today Fund
45.  Outlook 2010 Fund
46.  Outlook 2020 Fund
47.  Outlook 2030 Fund
48.  Outlook 2040 Fund
49.  Overland Express Sweep Fund
50.  Prime Investment Institutional Money Market Fund
51.  Prime Investment Money Market Fund
52.  SIFE Specialized Financial Services Fund/1/
53.  Small Cap Growth Fund
54.  Small Cap Opportunities Fund
55.  Small Company Growth Fund*
56.  Small Company Value Fund*
57.  Specialized Health Sciences Fund
58.  Specialized Technology Fund
59.  Stable Income Fund*
60.  Strategic Growth Allocation Fund*
61.  Strategic Income Fund*
62.  Tactical Maturity Bond Fund*
63.  Treasury Plus Institutional Money Market Fund
64.  Treasury Plus Money Market Fund
65.  WealthBuilder Growth and Income Portfolio
66.  WealthBuilder Growth Balanced Portfolio
67.  WealthBuilder Growth Portfolio
68.  100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended: August 19, 1999, October 28, 1999, January 25, 2000, May 9, 2000, July 25, 2000, December 18,
2000, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001 (to
change the name of the Positive Return Bond Fund to Tactical Maturity Bond
Fund), December 23, 2001 (to change the name of the Aggressive Balanced-Equity Fund to Strategic Growth Allocation Fund), February 5, 2002, May 7, 2002 and August 6, 2002.

Most Recent Annual Approval Date:  August 6, 2002.


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/1/  Effective on or about October 1, 2002

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     The Funds listed in this Appendix A were last approved by the parties to this Agreement as of September 1, 2002.

                                            WELLS FARGO FUNDS TRUST


                                            By: /s/ C. David Messman
                                                --------------------------------
                                                C. David Messman
                                                Secretary

                                            WELLS FARGO BANK MINNESOTA, N.A.


                                            By: /s/ P. Jay Kiedrowski
                                                --------------------------------
                                                P. Jay  Kiedrowski
                                                Executive Vice President